EXHIBIT 1
                 JOINT FILING AGREEMENT AND POWER OF ATTORNEY

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned. Each of the undersigned hereby appoints Doug T. Valassis and Robert L. Miller, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this
Schedule 13D and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done.

Date: March 24, 2000

                                  /S/ GEORGE F. VALASSIS
                                  George F. Valassis


                                  /S/ EDWARD W. ELLIOTT, JR.
                                  Edward W. Elliott, Jr.